EXHIBIT 99.1

Michael S. Weiss appointed Chairman of the Board of Directors of
National Holdings Corporation

Former CEO of Keryx Biopharmaceuticals to work closely with senior management to streamline operations and expand revenue businesses

Opus Point Partners and National finalize joint venture to create OPN Capital Markets to focus on life science and biotechnology

New York, New York, January 25, 2011 -- National Holdings Corporation (OTCBB: NHLD.OB) (the “Company”), a leading provider of brokerage and investment advisory services to independent advisors and brokers, through its wholly-owned subsidiaries, today announced that Michael S. Weiss, has been appointed as Chairman of the Board of Directors effective January 19, 2011.

Mr. Weiss’ appointment as non-executive Chairman was planned in connection with a $3 million equity investment into the Company in October 2010 by an investment group led by Opus Point Partners.    Mr. Weiss currently serves as a Principal of Opus Point Partners, an investment and advisory firm dedicated to life sciences and healthcare investments.

Mr. Weiss earned his J.D. from Columbia Law School and his B.S. in Finance from The University at Albany.  He began his professional career as a lawyer at Cravath, Swaine & Moore.  In 1999, Mr. Weiss founded ACCESS Oncology which was later acquired by Keryx Biopharmaceuticals (NASDAQ: KERX) in 2004.  Following the merger, Mr. Weiss remained as Chairman & CEO of Keryx and grew Keryx to close to a $1BB market capitalization company at its peak.  During his tenure at Keryx, Mr. Weiss acquired  Keryx’s current Phase 3 drugs, raised over $150MM in equity capital through public and private offerings to institutional investors and executed $100MM+ strategic alliance with Japan Tobacco Inc. and Torii Pharmaceutical Co., Ltd.  Such funds and fiscal discipline enforced by Mr. Weiss, enabled Keryx to sustain itself through the economic turmoil of 2008-2009 without the need to conduct dilutive financings, as was the case for many emerging companies.  Prior to founding ACCESS Oncology, Mr. Weiss was an investment banker and fund manager in New York City, focused on biotech and life sciences.

Mr. Weiss, commenting on his appointment, “I’m looking forward to working with senior management to streamline operations and build-out the Company’s proprietary product offerings, including its capital markets capabilities.  We’re particularly excited about our new biotechnology and life sciences joint venture, OPN Capital Markets, which will serve as a model for future sector-focused, investment banking and capital markets verticals for the Company that are geared toward providing access to investment opportunities that would not otherwise be available to independent brokers and advisors.   Mr. Weiss, continued “National’s core business is providing support services to enable independent brokers and advisors to create and build their businesses.  We see the continued migration from wire houses to independent advisors and brokers as an enormous growth opportunity for the Company and believe our efforts to create value-added product offerings will distinguish National from some of the other independents.”

Mark Goldwasser, CEO of the Company, commented, “We are excited to have Mike join as our Chairman.  With his broad experience as both successful financier and successful biotech entrepreneur and operator, we believe Mike can help bring National to the next level.  Mike has proven time and again that he can take an idea from conception to reality, raise capital in relatively non-dilutive ways and create significant shareholder value in process.  We believe these skills will prove invaluable as we seek to grow and build our Company.”  Mr. Goldwasser, continued, “together, we share the vision of National playing a pivotal role in the transformation of the financial services industry, from the current captive investment advisor model to the independent model.”

Lenny Sokolow, President of the Company added, “We are excited to open our joint venture for business.  With our recently completed and highly successful initial public offering for Ventrus Biosciences, we demonstrated our distribution capabilities and the appetite of our independent advisors and brokers and their clients to participate in offerings for innovative life science companies.  We are confident that the OPN Capital Markets joint venture will bring additional highly differentiated deal-flow for our customers through OPN’s substantial contacts with leading life science venture capitalists and company management teams.“

About National Holdings Corporation

With over $120 million in annual revenues and over 800 Independent advisors and brokers, the Company is a leading Independent Advisor and Broker services company.  As the migration of financial advisors from wire houses, such as Merrill Lynch (NYSE: ML) and Morgan Stanley (NYSE:MS) to Independent Advisors and Brokers, like the Company and LPL Financial (NASDAQ:LPLA) accelerates, the Company’s open architecture, high pay-out percentage, top tier compliance, supervision and operations are attractive to those advisors and brokers who want their independence but also want the support and product offerings of a larger firm.

National Holdings Corporation is a holding company for National Securities Corporation, vFinance Investments, Inc., EquityStation, Inc., National Asset Management, Inc., and National Insurance Corporation.  National Securities, vFinance and EquityStation are broker-dealers registered with the SEC, and members of FINRA and SIPC. vFinance is also a member of the NFA.  National Asset Management is a federally-registered investment advisor. National Insurance provides a full array of fixed insurance products to its clients. For more information, please visit our websites at www.nationalsecurities.com and www.vfinance.com.

About Opus Point Partners

Opus Point Partners is an investment and advisory firm dedicated to investing in innovations in healthcare and life sciences.  For more information, please visit their website at www.opuspointpartners.com

Safe Harbor Statements

This release contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may also cause differences includes, but is not limited to, those mentioned by National Holdings from time to time in their filings with the SEC. The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. National Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may be disclosed from time to time in our SEC filings or otherwise, including: the possibility that financial advisors will not migrate away from the wirehouses to independent providers like National Holdings; the ability of the joint venture to successfully establish OPN Capital Markets and successfully market innovative products that will appeal to the life sciences markets; and the other factors discussed in Item 1A, Risk Factors, of our Annual Report on Form 10-K and in or periodic reports on Form 10-Q, and, therefore, readers should not place undue reliance on these forward-looking statements.  Actual results, including, without limitations, the results of National Holdings’ strategic initiatives, may differ significantly than those anticipated in forward looking statements.  National Holdings undertakes no duty to update these forward-looking statements, except as required by law.

MEDIA CONTACTS:

National Holdings Corporation:
Sue Yap
Director, Marketing and Corporate Communications
Tel: 561-981-1077

Opus Point Partners:
Jenna Bosco
Investor Relations
Tel:  212-554-4351

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